Exhibit 5.1

May 7, 2025

First Industrial Realty Trust, Inc.

First Industrial, L.P.

One North Wacker Drive

Suite 4200

Chicago, Illinois 60606

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), and First Industrial, L.P., a Delaware limited partnership (the “Operating Partnership”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (which, together with the prospectus and any prospectus supplement relating thereto shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering (i) securities of the Company consisting of (a) common stock, par value $.01 per share (the “Common Stock”), (b) preferred stock, par value $.01 per share (the “Preferred Stock”), and (c) depositary shares representing fractions of shares of Preferred Stock (the “Depositary Shares”), in each case, to be offered from time to time by the Company, (ii) debt securities of the Operating Partnership (the “Debt Securities”), to be offered from time to time by the Operating Partnership, pursuant to an Indenture (together with any supplemental indenture relating to the Debt Securities and/or Guarantees (as defined below), the “Indenture”), to be entered into among the Operating Partnership, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), in the form attached as an exhibit to the Registration Statement, and (iii) guarantees by the Company of Debt Securities (the “Guarantees”, and collectively with the Common Stock, the Preferred Stock, the Depositary Shares and the Debt Securities, the “Securities”), to be offered from time to time by the Company pursuant to the Indenture.

We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of Indenture attached as an exhibit to the Registration Statement, (iii) the charter, certificate of limited partnership, limited partnership agreement, bylaws or other organizational documents of the Company and the Operating Partnership, (iv) the resolutions of the Board of Directors of the Company (the “Board”) with respect to the filing of the Registration Statement, adopted on May 7, 2025, and (v) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900 | Chicago, Illinois 60606 | T. 312.984.3100 | F. 312.984.3150 | bfkn.com

First Industrial Realty Trust, Inc.

First Industrial, L.P.

May 7, 2025

genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

With your consent, we have assumed that (A) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (i) duly established the terms of the Securities, (ii) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters, and (iii) duly reserved for issuance any Securities consisting of Common Stock or Preferred Stock, and, in the case of all of (i) through (iii), such authorizations and actions shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company and/or the Operating Partnership, as applicable; (B) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (C) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; and (D) all Securities will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have also assumed that, in connection with Debt Securities and Guarantees, (a) the Indenture will have been duly authorized, executed and delivered by the parties thereto, (b) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended, and the Trustee will be duly eligible to serve as trustee thereunder, (c) the Indenture will constitute a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and (d) the status of the Indenture as a legally valid and binding obligation of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

(1) the Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable;

First Industrial Realty Trust, Inc.

First Industrial, L.P.

May 7, 2025

(2) the Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable;

(3) the Depositary Shares, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding depositary agreement or other similar agreement, (b) shares of the Preferred Stock relating to any Depositary Shares have been deposited with the depositary therefor, (c) any depositary receipts representing Depositary Shares have been duly executed, authenticated, issued and sold in the manner and for the consideration stated in the applicable depositary agreement and (d) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will (i) be validly issued, (ii) entitle their holders to the rights specified in the depositary agreement and the depositary receipts, and (iii) be binding obligations of the Company;

(4) the Debt Securities, when (a) the terms thereof have been duly established in accordance with the provisions of the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Operating Partnership, and have been authorized by all requisite action of the Operating Partnership, (b) such Debt Securities have been duly executed and authenticated as specified in the Indenture and (c) delivered to the purchaser or purchasers thereof against receipt by the Operating Partnership of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine on behalf of the Company as the sole general partner of the Operating Partnership, will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms; and

(5) the Guarantees, when (a) the terms thereof have been duly established in accordance with the provisions of the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and have been authorized by all requisite action of the Company, (b) such Guarantees have been duly executed and authenticated as specified in the Indenture and (c) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

First Industrial Realty Trust, Inc.

First Industrial, L.P.

May 7, 2025

Our opinions set forth in paragraphs (3), (4) and (5) above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought. We express no opinion as to waivers of broadly or vaguely stated rights.

We express no opinion concerning the laws of any jurisdiction other than (i) the laws of the State of Maryland, (ii) with respect to the opinions set forth in paragraphs (3), (4) and (5) above, the laws of the State of New York, and (iii) with respect to the opinions set forth in paragraph (4) above, the Delaware Revised Uniform Limited Partnership Act. With respect to all matters of Maryland law, we have relied solely, without independent investigation, upon the opinion of McGuireWoods LLP, which is being filed on the date hereof as an exhibit to the Registration Statement. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect the legal conclusion stated in this opinion letter).

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours, /s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP